UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 6/17/2005

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01. Other Events

On June 20, 2005, BankUnited Financial Corporation issued a press release announcing that on June 17, 2005, it prepaid certain high-rate, long-term debt and related swaps with the Federal Home Loan Bank of Atlanta. BankUnited prepaid $305 million of long-term advances with a weighted average fixed rate of 6.03%. In addition, BankUnited prepaid $100 million of high rate, long-term advances and their related swaps, which had a floating rate of 3 month LIBOR plus 260 basis points. The Company anticipates this prepayment will allow it to obtain lower cost funds from borrowings, deposits or other sources in the future. As a result of these extinguishments of debt and related swaps, BankUnited will pay prepayment fees of approximately $37.7 million. On an after-tax basis, this is expected to reduce the Company’s earnings not yet reported for the quarter ending June 30, 2005, by approximately $24.5 million. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit No.	Exhibit Title
	99.1	Press Release Dated June 20, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: June 20, 2005

	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and
Chief Financial Officer